UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2007

ACME Communications, Inc.
(Exact name of registrant as specified in its charter)

DE	000-27105	33-0866283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 E. Fourth St., Suite 202 Santa Ana, California, 92705
(Address of principal executive offices)

Registrant's telephone number, including area code: 714-245-9499

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.   Completion of Acquisition or Disposition of Assets.

On October 25, 2007, the Company completed the previously announced sale of its Decatur, Illinois television station, WBUI-TV, to GOCOM Media of Illinois, LLC for $4.0 million cash. The Company used approximately $2.8 million of the sale proceeds to repay all of its outstanding debt under its senior credit facility and retained the balance of the funds for working capital purposes.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1
Asset Purchase Agreement Dated June 14, 2007 between ACME Television of Illinois, LLC, ACME Television Licenses of Illinois, LLC and GOCOM Media of Illinois, LLC (incorporated by reference from Quarterly Report filed on Form 8-K on June 20, 2007.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACME Communications, Inc. (Registrant)
October 26, 2007 (Date)	/s/ THOMAS D. ALLEN Thomas D. Allen Executive Vice President and Chief Financial Officer